Exhibit 10.1

                              ADVERTISING AGREEMENT

                                     BETWEEN

                              KROSSBOW HOLDING CORP

                                       AND

                                   CARBON BULL

This Advertising Agreement ("Agreement") is effective as of February 10, 2010 (the "Effective Date"), and is by and between KROSSBOW HOLDING CORP., a Nevada corporation ("Buyer") and CARBON BULL, INC., a Australian corporation ("CB").

1. PURPOSE. CARBON BULL provides Carbon Companies with web based Advertising as well as sells subscriptions to its subscribers ("Subscribers"). Buyer offers capital and resources to infuse companies seeking to offset there carbon emissions with the development strategies, advising and financial support needed to rapidly introduce innovative products and services (the "Buyer Services"). In conjunction with the Carbon Bull services, a persistent window is displayed to Subscribers while connected to the Carbon Bull Services.

2. BUYER'S DELIVERY OBLIGATIONS. Buyer shall provide advertising creative and related materials to Carbon Bull within two (90) business days from the Effective Date of this Agreement.

3. SERVICE AGREEMENT. Carbon Bull shall deliver a total of 6 months of advertisement space.

4. DATA. Carbon Bull shall provide to Buyer a list the URL's with the most visits by Subscribers occurred during each calendar month during the Term. Such list shall be provided in CD-ROM format within seven (7) days after the end of the applicable month. Additionally, CarbonBull shall provide to Buyer the Subscriber tracking data (which shall not include Subscriber usernames, email addresses or any personally identifiable information) collected by CarbonBull for the twenty-four (24) hour periods as follows: the first period to be on or about seven days after the Effective Date, and subsequent periods on or about the seventh day of each month during the Term. Such data shall be unformatted and provided electronically or on other media to be mutually agreed upon by the parties. All information provided under this Section shall be considered Carbon Bull Confidential Information, PROVIDED, that Buyer shall have the right to use such data for Buyer's internal business purposes.

5. PAYMENT. In consideration of the advertisement, impressions and data provided hereunder, Buyer shall pay Carbon Bull a total of $1,000.00 (One thousand, dollars)

6. TERM. The term of this Agreement (the "Term") will begin on the Effective Date and will continue until January, 1 2011 or such earlier date on which Carbon Bull has delivered the Impressions hereunder and has provided Buyer with the applicable data set forth in Section 4.
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by
Their duly authorized representatives.

KROSSBOW HOLDING CORP.                CARBONBULL CORP

By: /s/ Jason Kropp                   By: /s/
Name: Jason Kropp                     Name:
Title: President                      Title:
Date: 2/10/2010                       Date: 2/10/2010

TERMS AND CONDITIONS

1. PAYMENT. Carbon Bull shall provide to Buyer on a monthly basis within fifteen
(15) days following the last day of the month a report indicating the number of Impressions delivered during such month and the applicable amounts due. Buyer shall make the applicable payment within thirty (30) days after receipt of such report. All payments shall be made in U.S. dollars. Buyer shall pay, and indemnify and hold CarbonBull harmless against, all sales, use, excise, value-added or similar tax, fee or duty not based on CarbonBull's net income, including any penalties and interest, as well as any costs associated with the collection or withholding thereof, levied on any of the activities conducted or payments made by Buyer hereunder.

2. REPORTING AND AUDIT RIGHTS. CarbonBull track, by independently verifiable means, the Impressions delivered during the Term. CarbonBull shall provide Buyer with a monthly written report within ten (10) days after the end of each calendar month stating the number of Impressions delivered for such month. CarbonBull shall keep, maintain and preserve for at least one (1) year following termination or expiration of the Term, accurate records relating to the delivery of Impressions during the Term. During the Term and the six (6) month period following expiration or termination of the Term, Buyer shall have the right, at its expense, to audit such records for the purpose of verifying CarbonBull reports. Audits shall be made upon not less than five (5) days' prior written notice and during regular business hours. CarbonBull shall promptly deliver any underdelivered Impressions as revealed by any audit hereunder.

3. LICENSE OF BUYER MATERIALS. Buyer hereby grants to CarbonBull a non-exclusive, on-transferable, royalty-free license to use, reproduce, display, transmit, and redistribute Buyer's and Buyer's companies' advertising creative and related materials ("Buyer Materials") during the Term solely in furtherance of CarbonBull performance under this Agreement. The foregoing license shall terminate automatically upon the expiration of the Term or other termination of this Agreement.

5. DISCLAIMER. EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN SECTION 4 ABOVE, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER PARTY MAKES ANY WARRANTIES WITH RESPECT TO ITS SERVICES.

6. LIABILITY LIMITATIONS. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR (I) INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES
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ARISING FROM SUCH PARTY'S PERFORMANCE OR NON-PERFORMANCE UNDER ANY PROVISION
OFTHIS AGREEMENT OR THE PROVISION OF SUCH PARTY'S SERVICES (INCLUDING SUCH DAMAGES INCURRED BY THIRD PARTIES), SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, (II) THE COST OR PROCUREMENT OF SUBSTITUTE GOODS, SERVICES OR TECHNOLOGY OR (III) ANY AMOUNT IN EXCESS OF THE AMOUNT PAID OR PAYABLE BY BUYER TO CARBONBULL DURING THE TERM. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, THIS SECTION SHALL NOT LIMIT EITHER PARTY'S LIABILITY TO THE OTHER FOR WILLFUL AND MALICIOUS MISCONDUCT, BREACH OF CONFIDENTIALITY OBLIGATIONS, OR FULFILLMENT OF ANY INDEMNIFICATION OBLIGATIONS HEREUNDER.

     a. CONFIDENTIAL INFORMATION DEFINED. As used in this Agreement, the term "Confidential Information" shall mean: (i) all information relating to the disclosing party's business, including, without limitation, computer programs, technical drawings, algorithms, names and expertise of employees and consultants, know-how, processes, trade secrets, inventions (whether patentable or not) and other technical, business, financial, customer and product development plans, Subscriber information, forecasts, strategies and information; and (ii) other information relating to either party that is not generally known to the public. Notwithstanding the foregoing, the term "Confidential Information" specifically excludes (a) information that is in the public domain or enters the public domain through no action or default of the receiving party; (b) information that is known to the receiving party without restriction, prior to receipt from the disclosing party from its own independent sources as evidenced by the receiving party's written records; (c) information that the receiving party receives from a third party known by the receiving party to have a legal right to transmit such information, and not under any obligation of confidentiality; and (d) information that the receiving party can establish, through written records created in the normal course of the receiving party's business, was independently developed by the receiving party's employees or agents without any use of or reference to the disclosing party's Confidential Information. All Subscriber information received from CarbonBull shall be deemed CarbonBull Confidential Information.

     d. SCOPE OF AGREEMENT. Unless otherwise agreed to in writing by CarbonBull, this Agreement applies to the CarbonBull Services in the United States only and excludes non-English speaking and other custom or non-standard versions of The CarbonBull or the CarbonBull Service.

     e. NOTICES. All notices required to be given under this Agreement must be given in writing and delivered either by hand, certified mail, return receipt requested, postage pre-paid, or Federal Express or other commercial overnight delivery service with tracking capabilities, all delivery charges prepaid, and addressed to the applicable party's address set forth in this Agreement or such other address as to which the party has notified the other party in accordance with this paragraph. Notice shall be deemed effective upon receipt, provided, however, that notice sent by mail shall be deemed received three (3) days after deposit in the U.S. mails unless received sooner. Notices shall be to the attention of the person executing this Agreement, and if such notice is being provided to CarbonBull, with a copy to CarbonBull General Counsel.

     h. RELATIONSHIP OF PARTIES. CarbonBull and Buyer are independent contractors under this Agreement. Neither party has authority to enter into agreements of any kind on behalf of the other.